Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the Fourth Quarter of 2024

•	Net income of $17.5 million and $65.6 million for the three months and year ended December 31, 2024, respectively

•	Earnings per common share of $1.75 and $6.50 for the three months and year ended December 31, 2024, respectively

•	Annualized return on average assets of 1.60% and 1.56% for the three months and year ended December 31, 2024, respectively

•	Quarterly cash dividend of $0.45 per share declared, matching the prior quarter and a 28.6% increase from the prior-year fourth quarter

MANITOWOC, Wis, January 21, 2025 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $17.5 million, or $1.75 per share, for the fourth quarter of 2024, compared with net income of $34.9 million, or $3.39 per share, for the prior-year fourth quarter. For the year ended December 31, 2024, Bank First earned $65.6 million, or $6.50 per share, compared to $74.5 million, or $7.28 per share for the full year of 2023.

Financial results for the fourth quarter and full year of 2023 included several significant one-time transactions:

•	The Bank sold 100% of its member interest in UFS, LLC (“UFS”) in a transaction that closed on October 1, 2023, resulting in a pre-tax gain on sale of $38.9 million.

•	The Bank redeemed $8.3 million in debt securities related to the Hometown Bancorp, Ltd. Capital Trust II (”Trust II”) during the fourth quarter of 2023 and informed holders of securities of Hometown Bancorp, Ltd. Capital Trust I (“Trust I”) of its intent to redeem $4.1 million in debt securities related to that trust on January 7, 2024. These redemptions led to the accelerated amortization of $1.4 million in fair value adjustments assigned to these liabilities when they were acquired along with Hometown Bancorp Ltd. (“Hometown”) earlier in 2023. The impact of this acceleration was recorded as an addition to interest expense for the fourth quarter of 2023.

•	The Bank sold available-for-sale US Treasury securities with a par value of $50.0 million, resulting in a realized loss on sale totaling $7.8 million recorded during the fourth quarter of 2023. These securities had an average yield of 1.36%. Proceeds of these sales were reinvested in a combination of short and long-term investments with an average yield of 4.98%, increasing future interest income by over $1.8 million annually.

•	The Bank vacated the former corporate headquarters of Hometown, moving this building to other real estate owned (“OREO”), and revalued four other OREO properties (all former bank branches), leading to a combined loss on OREO valuations of $1.6 million during the fourth quarter of 2023.

•	The Bank closed a branch in Ashwaubenon during the first quarter of 2024, concurrent with opening a new flagship location in its Green Bay market. Anticipating that the closed branch would be moved to OREO in the first quarter of 2024 at an expected valuation significantly below its carrying value, the Bank impaired its cost basis by $0.4 million. This impairment expense was included in “other noninterest expense” in the fourth quarter and full year of 2023.

After removing the impact of these one-time transactions, as well as other one-time expenses related to acquisitions and gains and losses on sales of securities and OREO, the Bank reported adjusted net income (non-GAAP) of $17.4 million, or $1.74 per share, for the fourth quarter of 2024, compared with $14.8 million, or $1.44 per share, for the prior-year fourth quarter. For the year ended December 31, 2024, adjusted net income (non-GAAP) totaled $65.0 million, or $6.45 per share, compared to $59.2 million, or $5.82 per share for the full year of 2023.

“We are pleased with the financial results for 2024,” stated CEO Mike Molepske. “The Bank delivered a return on assets, a measure of both profitability and efficiency, of 1.56%, marking the second consecutive year this metric exceeded 1.50%. Our consistently strong financial performance is directly related to the tireless efforts of our team to remain true to our promise to be ‘a relationship-based bank that delivers innovative solutions to the communities we serve.’”

Operating Results

Net interest income (“NII”) during the fourth quarter of 2024 was $35.6 million, $0.3 million less than the previous quarter but $2.6 million higher than the fourth quarter of 2023. The impact of net accretion and amortization of purchase accounting related to interest-bearing assets and liabilities from past acquisitions (“purchase accounting”) increased NII by $0.8 million, or $0.06 per share after tax, during the fourth quarter of 2024, compared to $1.7 million, or $0.13 per share after tax, during the previous quarter and $0.4 million, or $0.03 per share after tax, during the fourth quarter of 2023. A previously purchased loan with remaining associated purchase accounting adjustments of $0.6 million was fully repaid before maturity during the third quarter of 2024, leading to the elevated impact of purchase accounting during the previous quarter. The redemptions of Trust I and Trust II, noted earlier in this release, reduced the impact of purchase accounting during the fourth quarter of 2023.

Net interest margin (“NIM”) was 3.61% for the fourth quarter of 2024, compared to 3.76% for the previous quarter and 3.53% for the fourth quarter of 2023. NII from purchase accounting increased NIM by 0.08%, 0.17%, and 0.01% for each period, respectively. In addition to the volatility caused by purchase accounting over recent quarters, a seasonal buildup of higher interest rate deposits through the fourth quarter of 2024 further hampered NIM for that quarter. While the Bank makes a margin on these funds (approximately 0.35%), elevated levels in these products decreases the Bank’s overall NIM. Even with the buildup of these deposits, cost of funds for the Bank declined 6 basis points quarter-over-quarter.

Bank First recorded a negative provision for credit losses totaling $1.0 million during the fourth quarter of 2024, comparing favorably to no provision in the previous quarter and a positive provision of $0.5 million during the fourth quarter of 2023. While the Bank’s overall credit quality has remained consistently strong over all these periods, improvement in financial trends related to two relationships that were part of the Hometown acquisition allowed for a reduction in specific reserves related to them, causing the decrease in overall required allowance for credit losses related to the loan portfolio. Recoveries of previously charged-off loans exceeded currently charged-off loans by $0.4 million for the year ended December 31, 2024, compared to recoveries exceeding charge-offs by $0.1 million for the prior year.

Noninterest income was $4.5 million for the fourth quarter of 2024, compared to $4.9 million and $42.5 million for the prior quarter and fourth quarter of 2023, respectively. Noninterest income during the fourth quarter of 2023 included the aforementioned gain on sale of UFS, totaling $38.9 million. Income provided by the Bank’s investment in Ansay & Associates, LLC (“Ansay”) experienced a typical seasonal fourth-quarter decline, down $1.0 million from the prior quarter but nearly matching the fourth quarter of 2023. Income from Ansay increased by $0.6 million, or 19.8%, for the full year of 2024 compared to 2023. The Bank experienced a minimal positive adjustment to its mortgage servicing rights asset during the fourth quarter of 2024, comparing favorably to a negative valuation adjustment of $0.3 million and $0.1 million during the prior quarter and prior-year fourth quarter, respectively. All other areas of noninterest income remained consistent with recent quarterly results.

Noninterest expense was $19.3 million for the fourth quarter of 2024, compared to $20.1 million during the prior quarter and $28.9 million during the fourth quarter of 2023. Noninterest expenses during the fourth quarter of 2023 included the aforementioned $7.8 million loss on the sale of securities, $1.6 million loss on the sale and valuation adjustments of OREO, and $0.4 million impairment to the cost basis of a branch location. Data processing expense continued its elevated trend during 2024 as the Bank incurred another $0.4 million in project-related expenses during the current quarter as part of the Bank’s continued upgrade of its digital banking platform. All other areas of noninterest expense have remained well-contained over the past five quarters as the Bank has worked efficiencies from recent acquisitions into its operations.

Balance Sheet

On December 31, 2024, total assets were $4.50 billion, an increase of $273.2 million, or 6.5%, from December 31, 2023.

Total investment securities available-for-sale and held-to-maturity were $333.8 million on December 31, 2024, increasing $88.3 million, or 36.0%, from December 31, 2023. The previously mentioned seasonal buildup of higher interest rate deposits during the fourth quarter of 2024 included many that required collateralization by the Bank’s investment portfolio. In response to this heightened need for collateral, the Bank invested $100.0 million into a 30-day US Treasury note which will mature before the end of January 2025.

Total loans were $3.52 billion on December 31, 2024, up $174.2 million, or 5.2%, from December 31, 2023. Loans grew 5.3% on an annualized basis during the fourth quarter of 2024.

Total deposits, nearly all of which remain core deposits, were $3.66 billion on December 31, 2024, which is up $228.2 million, or 6.7%, from December 31, 2023. Total deposits grew 20.2% on an annualized basis during the fourth quarter of 2024, though much of this growth was in higher interest earning seasonal deposits.

Asset Quality

Nonperforming assets on December 31, 2024, remained negligible, totaling $9.2 million compared to $11.9 million and $9.1 million at the end of the prior quarter and prior year, respectively. Nonperforming assets to total assets ended the fourth quarter of 2024 at 0.21%, down from 0.28% at the end of the prior quarter and matching the end of the prior year. OREO on December 31, 2024, consisted of one property valued at $0.7 million, currently listed for sale, previously an operating branch location of an acquired institution.

Capital Position

Stockholders’ equity totaled $639.7 million on December 31, 2024, an increase of $19.9 million from the end of 2023. Earnings of $65.6 million were offset by dividends totaling $15.6 million and repurchases of BFC common stock totaling $31.2 million during 2024. The Bank’s book value per common share totaled $63.89 on December 31, 2024, compared to $59.80 on December 31, 2023. Tangible book value per common share (non-GAAP) totaled $44.28 on December 31, 2024, compared to $40.30 on December 31, 2023.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.45 per common share, payable on April 9, 2025, to shareholders of record as of March 26, 2025. This dividend matches the previous quarter’s dividend and represents a 28.6% increase over the dividend declared one year earlier.

Bank First Corporation provides financial services through its subsidiary, Bank First, N.A., which was incorporated in 1894. Bank First offers loan, deposit, and treasury management products at its 26 banking locations in Wisconsin. The Bank has grown through both acquisitions and de novo branch expansion. The Bank employs approximately 357 full-time equivalent staff and has assets of approximately $4.5 billion. Insurance services are available through its bond with Ansay & Associates, LLC. Trust, investment advisory, and other financial services are offered in collaboration with several regional partners. Further information about Bank First Corporation is available by clicking the Shareholder Services tab at www.bankfirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the merger with Hometown, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality, and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per common share, adjusted earnings return on assets, tangible book value per common share, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Bank First's results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided.  See " Non-GAAP Financial Measures" below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Bank First and also aid investors in comparing Bank First's financial performance to the financial performance of peer banks.  Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended					At or for the Year Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Results of Operations:
Interest income	$53,754	$54,032	$49,347	$49,272	$48,663	$206,405	$182,483
Interest expense	18,193	18,149	16,340	15,923	15,747	68,605	49,003
Net interest income	35,561	35,883	33,007	33,349	32,916	137,800	133,480
Provision for credit losses	(1,000)	-	-	200	500	(800)	4,682
Net interest income after provision for credit losses	36,561	35,883	33,007	33,149	32,416	138,600	128,798
Noninterest income	4,513	4,893	5,877	4,397	42,458	19,680	58,115
Noninterest expense	19,286	20,100	19,057	20,324	28,862	78,767	88,119
Income before income tax expense	21,788	20,676	19,827	17,222	46,012	79,513	98,794
Income tax expense	4,248	4,124	3,768	1,810	11,114	13,950	24,280
Net income	$17,540	$16,552	$16,059	$15,412	$34,898	$65,563	$74,514

Earnings per common share (basic and diluted)	$1.75	$1.65	$1.59	$1.51	$3.39	$6.50	$7.28

Common Shares:
Outstanding	10,012,088	10,011,428	10,031,350	10,129,190	10,365,131	10,012,088	10,365,131
Weighted average outstanding for the period	10,012,013	10,012,190	10,078,611	10,233,347	10,366,471	10,083,647	10,231,569

Noninterest income / noninterest expense:
Service charges	$2,119	$2,189	$2,101	$1,634	$1,847	$8,043	$7,033
Income from Ansay	82	1,062	1,379	979	110	3,502	2,922
Income (loss) from UFS	-	-	-	-	(179)	-	2,265
Loan servicing income	744	733	735	726	741	2,938	2,860
Valuation adjustment on mortgage servicing rights	18	(344)	339	(312)	(65)	(299)	395
Net gain on sales of mortgage loans	424	377	277	219	273	1,297	897
Gain on sale of UFS	-	-	-	-	38,904	-	38,904
Other noninterest income	1,126	876	1,046	1,151	827	4,199	2,839
Total noninterest income	$4,513	$4,893	$5,877	$4,397	$42,458	$19,680	$58,115

Personnel expense	$9,886	$10,118	$10,004	$10,893	$10,357	$40,901	$40,355
Occupancy, equipment and office	1,445	1,598	1,330	1,584	1,307	5,957	5,670
Data processing	2,687	2,502	2,114	2,389	1,900	9,692	8,011
Postage, stationery and supplies	229	213	205	238	236	885	1,084
Advertising	78	61	79	95	99	313	326
Charitable contributions	200	183	234	176	264	793	944
Outside service fees	1,630	1,598	1,889	1,293	1,363	6,410	6,350
Net loss (gain) on other real estate owned	(186)	-	(461)	(47)	1,591	(694)	2,133
Net loss on sales of securities	-	-	-	34	7,826	34	7,901
Amortization of intangibles	1,389	1,429	1,475	1,500	1,604	5,793	6,324
Other noninterest expense	1,928	2,398	2,188	2,169	2,315	8,683	9,021
Total noninterest expense	$19,286	$20,100	$19,057	$20,324	$28,862	$78,767	$88,119

Period-end balances:
Cash and cash equivalents	$261,332	$204,427	$98,950	$83,374	$247,468	$261,332	$247,468
Investment securities available-for-sale, at fair value	223,061	128,438	127,977	138,420	142,197	223,061	142,197
Investment securities held-to-maturity, at cost	110,756	109,236	110,648	111,732	103,324	110,756	103,324
Loans	3,517,168	3,470,920	3,428,635	3,383,395	3,342,974	3,517,168	3,342,974
Allowance for credit losses - loans	(44,151)	(45,212)	(45,118)	(44,378)	(43,609)	(44,151)	(43,609)
Premises and equipment	71,108	69,710	68,633	69,621	69,891	71,108	69,891
Goodwill and core deposit intangible, net	196,309	197,698	199,127	200,602	202,102	196,309	202,102
Mortgage servicing rights	13,369	13,351	13,694	13,356	13,668	13,369	13,668
Other assets	146,108	145,930	143,274	143,802	143,827	146,108	143,827
Total assets	4,495,060	4,294,498	4,145,820	4,099,924	4,221,842	4,495,060	4,221,842

Deposits
Interest-bearing	2,636,193	2,463,083	2,424,096	2,425,550	2,382,185	2,636,193	2,382,185
Noninterest-bearing	1,024,880	1,021,658	975,845	990,489	1,050,735	1,024,880	1,050,735
Securities sold under repurchase agreements	-	-	-	-	75,747	-	75,747
Borrowings	147,372	147,346	102,321	47,295	51,394	147,372	51,394
Other liabilities	46,932	33,516	28,979	27,260	41,983	46,932	41,983
Total liabilities	3,855,377	3,665,603	3,531,241	3,490,594	3,602,044	3,855,377	3,602,044

Stockholders' equity	639,683	628,895	614,579	609,330	619,798	639,683	619,798

Book value per common share	$63.89	$62.82	$61.27	$60.16	$59.80	$63.89	$59.80
Tangible book value per common share (non-GAAP)	$44.28	$43.07	$41.42	$40.35	$40.30	$44.28	$40.30
Average balances:
Loans	$3,482,974	$3,450,423	$3,399,906	$3,355,142	$3,330,511	$3,422,357	$3,276,425
Interest-earning assets	3,962,690	3,833,968	3,696,099	3,741,498	3,738,589	3,809,056	3,655,138
Total assets	4,360,469	4,231,112	4,094,542	4,144,896	4,147,859	4,208,236	4,061,358
Deposits	3,545,694	3,435,172	3,401,828	3,446,145	3,406,028	3,457,391	3,383,841
Interest-bearing liabilities	2,655,609	2,583,382	2,466,726	2,512,304	2,426,870	2,554,860	2,402,757
Goodwill and other intangibles, net	196,966	198,493	199,959	201,408	202,933	199,199	193,611
Stockholders' equity	634,137	620,821	610,818	613,190	613,244	619,784	569,600

Financial ratios:
Return on average assets *	1.60%	1.56%	1.58%	1.50%	3.34%	1.56%	1.83%
Return on average common equity *	11.00%	10.61%	10.57%	10.11%	22.58%	10.58%	13.08%
Average equity to average assets	14.54%	14.67%	14.92%	14.79%	14.78%	14.73%	14.02%
Stockholders' equity to assets	14.23%	14.64%	14.82%	14.86%	14.68%	14.23%	14.68%
Tangible equity to tangible assets (non-GAAP)	10.31%	10.53%	10.53%	10.48%	10.39%	10.31%	10.39%
Loan yield *	5.56%	5.73%	5.51%	5.41%	5.33%	5.55%	5.18%
Earning asset yield *	5.44%	5.64%	5.40%	5.33%	5.20%	5.45%	5.03%
Cost of funds *	2.73%	2.79%	2.66%	2.55%	2.57%	2.69%	2.04%
Net interest margin, taxable equivalent *	3.61%	3.76%	3.63%	3.62%	3.53%	3.65%	3.69%
Net loan charge-offs (recoveries) to average loans *	0.01%	0.04%	-0.05%	-0.07%	0.00%	-0.01%	0.00%
Nonperforming loans to total loans	0.24%	0.32%	0.31%	0.29%	0.20%	0.24%	0.20%
Nonperforming assets to total assets	0.21%	0.28%	0.27%	0.31%	0.21%	0.21%	0.21%
Allowance for credit losses - loans to total loans	1.26%	1.30%	1.32%	1.31%	1.30%	1.26%	1.30%

Non-GAAP Financial Measures
Adjusted net income reconciliation
Net income (GAAP)	$17,540	$16,552	$16,059	$15,412	$34,898	$65,563	$74,514
Acquisition related expenses	-	-	-	-	29	-	1,854
Severance from organizational restructure	-	-	-	-	359	-	359
Provision for credit losses related to acquisition	-	-	-	-	-	-	3,552
Fair value amortization on Trust Preferred redemption	-	-	-	-	1,382	-	1,382
Gain on sale of UFS	-	-	-	-	(38,904)	-	(38,904)
Losses (gains) on sales of securities and OREO valuations	(186)	-	(461)	(13)	9,780	(660)	10,397
Adjusted net income before income tax impact	17,354	16,552	15,598	15,399	7,544	64,903	53,154
Income tax impact of adjustments	39	-	97	3	7,248	139	6,036
Adjusted net income (non-GAAP)	$17,393	$16,552	$15,695	$15,402	$14,792	$65,042	$59,190

Adjusted earnings per share calculation
Adjusted net income (non-GAAP)	$17,393	$16,552	$15,695	$15,402	$14,792	$65,042	$59,190
Weighted average common shares outstanding for the period	10,012,013	10,012,190	10,078,611	10,233,347	10,366,471	10,083,647	10,231,569
Adjusted earnings per share (non-GAAP)	$1.74	$1.65	$1.56	$1.51	$1.44	$6.45	$5.82

Annualized return of adjusted earnings on average assets calculation
Adjusted net income (non-GAAP)	$17,393	$16,552	$15,695	$15,402	$14,792	$65,042	$59,190
Average total assets	$4,360,469	$4,231,112	$4,094,542	$4,144,896	$4,147,859	$4,208,236	$4,061,358
Annualized return of adjusted earnings on average assets (non-GAAP)	1.60%	1.56%	1.54%	1.49%	1.41%	1.55%	1.46%

Tangible assets reconciliation
Total assets (GAAP)	$4,495,060	$4,294,498	$4,145,820	$4,099,924	$4,221,842	$4,495,060	$4,221,842
Goodwill	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)
Core deposit intangible, net of amortization	(21,203)	(22,592)	(24,021)	(25,496)	(26,996)	(21,203)	(26,996)
Tangible assets (non-GAAP)	$4,298,751	$4,096,800	$3,946,693	$3,899,322	$4,019,740	$4,298,751	$4,019,740

Tangible common equity reconciliation
Total stockholders’ equity (GAAP)	$639,683	$628,895	$614,579	$609,330	$619,798	$639,683	$619,798
Goodwill	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)
Core deposit intangible, net of amortization	(21,203)	(22,592)	(24,021)	(25,496)	(26,996)	(21,203)	(26,996)
Tangible common equity (non-GAAP)	$443,374	$431,197	$415,452	$408,728	$417,696	$443,374	$417,696

Tangible book value per common share calculation
Tangible common equity (non-GAAP)	$443,374	$431,197	$415,452	$408,728	$417,696	$443,374	$417,696
Common shares outstanding at the end of the period	10,012,088	10,011,428	10,031,350	10,129,190	10,365,131	10,012,088	10,365,131
Tangible book value per common share (non-GAAP)	$44.28	$43.07	$41.42	$40.35	$40.30	$44.28	$40.30

Tangible equity to tangible assets calculation
Tangible common equity (non-GAAP)	$443,374	$431,197	$415,452	$408,728	$417,696	$443,374	$417,696
Tangible assets (non-GAAP)	$4,298,751	$4,096,800	$3,946,693	$3,899,322	$4,019,740	$4,298,751	$4,019,740
Tangible equity to tangible assets (non-GAAP)	10.31%	10.53%	10.53%	10.48%	10.39%	10.31%	10.39%

* Components of the quarterly ratios were annualized.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	December 31, 2024			December 31, 2023
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,361,895	187,480	5.58%	$3,223,127	$172,743	5.36%
Tax-exempt	121,079	6,115	5.05%	107,384	4,853	4.52%
Securities
Taxable (available for sale)	116,580	5,920	5.08%	146,407	4,716	3.22%
Tax-exempt (available for sale)	33,092	1,124	3.40%	31,883	1,127	3.53%
Taxable (held to maturity)	114,484	4,227	3.69%	86,782	3,481	4.01%
Tax-exempt (held to maturity)	3,196	84	2.63%	4,152	109	2.63%
Cash and due from banks	212,364	10,433	4.91%	138,854	7,317	5.27%
Total interest-earning assets	3,962,690	215,383	5.44%	3,738,589	194,346	5.20%
Noninterest-earning assets	442,615			452,676
Allowance for credit losses - loans	(44,836)			(43,406)
Total assets	$4,360,469			$4,147,859
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$403,854	$10,524	2.61%	$290,050	$6,010	2.07%
Savings accounts	817,029	12,202	1.49%	815,261	11,055	1.36%
Money market accounts	633,964	15,168	2.39%	669,633	15,209	2.27%
Certificates of deposit	633,261	26,918	4.25%	561,888	20,038	3.57%
Brokered Deposits	20,085	816	4.06%	747	17	2.28%
Total interest-bearing deposits	2,508,193	65,628	2.62%	2,337,579	52,329	2.24%
Other borrowed funds	147,416	6,745	4.58%	89,291	10,148	11.37%
Total interest-bearing liabilities	2,655,609	72,373	2.73%	2,426,870	62,477	2.57%
Noninterest-bearing liabilities
Demand Deposits	1,037,501			1,068,449
Other liabilities	33,222			39,296
Total Liabilities	3,726,332			3,534,615
Shareholders' equity	634,137			613,244
Total liabilities & shareholders' equity	$4,360,469			$4,147,859
Net interest income on a fully taxable
equivalent basis		143,010			131,869
Less taxable equivalent adjustment		(1,538)			(1,279)
Net interest income		$141,472			$130,590
Net interest spread (3)			2.71%			2.62%
Net interest margin (4)			3.61%			3.53%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Year ended
	December 31, 2024			December 31, 2023
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,310,890	$184,853	5.58%	$3,172,468	$165,113	5.20%
Tax-exempt	111,467	5,258	4.72%	103,957	4,686	4.51%
Securities
Taxable (available for sale)	129,832	6,146	4.73%	185,867	5,851	3.15%
Tax-exempt (available for sale)	33,204	1,130	3.40%	36,690	1,195	3.26%
Taxable (held to maturity)	108,849	4,242	3.90%	71,908	2,678	3.72%
Tax-exempt (held to maturity)	3,435	90	2.62%	4,426	115	2.60%
Cash, due from banks and other	111,379	6,046	5.43%	79,822	4,104	5.14%
Total interest-earning assets	3,809,056	207,765	5.45%	3,655,138	183,742	5.03%
Noninterest-earning assets	443,691			447,934
Allowance for loan losses	(44,511)			(41,714)
Total assets	$4,208,236			$4,061,358
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$401,990	$11,132	2.77%	$293,568	$5,363	1.83%
Savings accounts	816,410	12,240	1.50%	833,360	9,796	1.18%
Money market accounts	616,964	14,880	2.41%	665,988	12,722	1.91%
Certificates of deposit	613,593	25,613	4.17%	509,273	14,396	2.83%
Brokered Deposits	7,662	303	3.95%	3,184	90	2.83%
Total interest-bearing deposits	2,456,619	64,168	2.61%	2,305,373	42,367	1.84%
Other borrowed funds	98,241	4,437	4.52%	97,384	6,637	6.82%
Total interest-bearing liabilities	2,554,860	68,605	2.69%	2,402,757	49,004	2.04%
Noninterest-bearing liabilities
Demand Deposits	1,000,772			1,078,468
Other liabilities	32,820			10,533
Total Liabilities	3,588,452			3,491,758
Stockholders' equity	619,784			569,600
Total liabilities & stockholders' equity	$4,208,236			$4,061,358
Net interest income on a fully taxable equivalent basis		139,160			134,738
Less taxable equivalent adjustment		(1,360)			(1,259)
Net interest income		$137,800			$133,479
Net interest spread (3)			2.77%			2.99%
Net interest margin (4)			3.65%			3.69%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.